SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 14, 2014 (October 9, 2014)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 9, 2014, our board of directors approved the appointment of James A. Bell, 47, as our Executive Vice President, Chief Financial Officer. Mr. Bell joins Red Lion Hotels Corporation from Coldwater Creek, Inc., where he was most recently Interim President and Chief Executive Officer, and also served as Executive Vice President, Chief Operating Officer and Chief Financial Officer from January 2012 to June 2014, Senior Vice President Chief Financial Officer from March 2010 to January 2012 and Vice President Finance from September 2009 to March 2010. From 2007-2009 Mr. Bell served as Senior Vice President of Finance and Planning for Harry & David Holdings, Inc., and from 2002-2007, he was Senior Director of Finance and Controller for international clothing retailer The Gap, Inc.

As previously disclosed, Ms. Julie Shiflett will resign her position as Chief Financial Officer effective October 29, 2014 but will remain with the company as Executive Vice President of Finance until December 31, 2014.

(e) On October, 9, 2014, we entered into a letter agreement with Mr. Bell under which he is entitled to an annual salary of $285,000 and a grant of a total of 31,000 Restricted Stock Units (“RSUs”) under our 2006 Stock Incentive Plan. 10,000 RSUs will vest on October 9, 2016, and the remaining 21,000 RSUs will vest annually in equal tranches of 25% each beginning in May 2015.

Mr. Bell will receive a starting bonus of $25,000 in cash, to be paid on the first payroll following his date of hire, subject to normal withholdings and payroll taxes. In the event Mr. Bell voluntarily terminates his employment prior to the first anniversary of his hire date, he is required to reimburse the Company for the full amount of the bonus. Mr. Bell is additionally entitled to a second bonus of $25,000 in cash to be paid on the first payroll following July 1, 2015, subject to normal withholdings and payroll taxes. In the event Mr. Bell voluntarily terminates his employment with the Company prior to the second anniversary of his hire date, he is required to reimburse the Company for this second bonus of $25,000.

Mr. Bell is eligible to participate in our Variable Pay Plan (“VPP”), with a target bonus equal to 40% of his base salary. In his first year of participation in the VPP (from his hire date through December 31, 2014), any bonus earned will be calculated based on his full annual salary and not pro-rated to reflect a partial year of employment or eligibility. Mr. Bell is also eligible to receive an additional annual grant of equity under our 2006 Stock Incentive Plan in the discretion of our Compensation Committee. Equity grants for Executive Vice Presidents are generally equal to 40% of the executive’s annual base salary, and are in the form of restricted stock units. Equity awards are typically granted to senior executives of the Company in May.

Mr. Bell will be eligible to participate in the employee benefits programs that are available to any newly hired vice president, well as other benefits that are subsequently added for vice presidents for which he is qualified as a named executive officer of the Company.

If we terminate Mr. Bell’s employment at any time without cause, we will make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs.

If there is a constructive termination of Mr. Bell’s employment without cause within twelve months after a change of control, then:

•	we will make a lump-sum severance payment to him equal to one-half of his base annual salary for the year in which the termination occurs;

•	we will accelerate vesting on any portion of any equity grant previously made to Mr. Bell under our 2006 Stock Incentive Plan, or any successor plan, that would otherwise have vested after the date of the termination; and

•	all restrictions on restricted stock issued to Mr. Bell will terminate, and any restricted stock awarded but not yet issued to him will be promptly issued.

The term “cause” means (i) Mr. Bell’s willful and intentional failure or refusal to perform or observe any of his material duties, responsibilities or obligations, if such breach is not cured within 30 days after we give him notice of the breach, which notice shall state that such conduct shall, without cure, constitute cause; (ii) any willful and intentional act by Mr. Bell involving fraud, theft, embezzlement or dishonesty affecting our company; or (iii) Mr. Bell’s conviction of (or a plea of novo contendere to) an offense that is a felony in the jurisdiction involved.

The term “change of control” means the occurrence of any one of the following events: any merger or consolidation involving the acquisition of 50% or more of the combined voting power of our outstanding securities by a “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act of 1934), adoption of a sale or liquidation plan of substantially all of our assets or other similar transaction or series of transactions involving our company, or the acquisition of 50% or more of the combined voting power of our outstanding securities by a person or group.

A “constructive termination” will be deemed to occur if (A) without Mr. Bell’s consent, (i) there is a significant reduction in his title or in the overall scope of his duties, authorities and responsibilities (it being understood that a new position within a larger combined company is not a constructive termination if it is in the same area of operations and involves similar scope of management responsibility, notwithstanding that Mr. Bell may not retain as senior a position overall within the larger combined company as his prior position within our company), (ii) we relocate our corporate headquarters to a location more than 30 miles away from our current corporate headquarters in Spokane, Washington, or (iii) there is a reduction of more than 20% of Mr. Bell’s base salary or target bonus (other than any such reduction consistent with a general reduction of pay across our company’s or its successor’s executive staff as a group, as an economic or strategic measure due to poor financial performance by our company) and (B) within the thirty (30) day period immediately following such adverse change or reduction, Mr. Bell elects to terminate his employment voluntarily.

A copy of the October 14, 2014 press release announcing the appointment of Mr. Bell is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated October 14, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: October 14, 2014	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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